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                                                                    Exhibit 23.4

                          CONSENT OF FINANCIAL ADVISOR

       We hereby consent to the inclusion of the opinion of McConnell, Budd & Downes, Inc. in Appendix A to this Pre-Effective Amendment No. 1 to Registration Statement No. 333-76033 on Form S-4 of BSB Bancorp, Inc. ("BSBN") and Proxy Statement of Skaneateles Bancorp, Inc. ("SKAN") to be filed with the Securities and Exchange Commission in connection with the proposed consolidation of BSBN and SKAN and to the references to the work completed by our firm as financial advisor to SKAN, therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

McConnell, Budd & Downes, Inc.
May 20, 1999